As filed with the Securities and Exchange Commission on September 21, 2005

Registration No. 333-126896

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hennessy Advisors, Inc.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	68-0176227 (I.R.S. Employer Identification No.)

750 Grant Avenue, Suite 100

Novato, California 94945

(415) 899-1555

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices.)

Neil J. Hennessy

Chief Executive Officer

Hennessy Advisors, Inc.

750 Grant Avenue, Suite 100

Novato, California 94945

(415) 899-1555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Linda Y. Kelso Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202-5017 (904) 359-2000	John F. Hartigan Morgan, Lewis & Bockius LLP 300 South Grand Avenue, Twenty-Second Floor Los Angeles, California 90071-3132 (213) 612-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Hennessy Advisors, Inc. hereby amends this Form S-1 registration statement for the purpose of filing the form of Underwriting Agreement as Exhibit 1.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on September 20, 2005.

HENNESSY ADVISORS, INC.

By:	/s/ Neil J. Hennessy
Neil J. Hennessy, Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME	DATE

/s/ Neil J. Hennessy Neil J. Hennessy, Chief Executive Officer, President, Chairman of the Board and Director	September 20, 2005

/s/ Teresa M. Nilsen* Teresa M. Nilsen, Chief Financial Officer, Chief Accounting Officer and Director	September 20, 2005

/s/ Daniel B. Steadman Daniel B. Steadman, Director	September 20, 2005

/s/ Brian A. Hennessy* Brian A. Hennessy, Director	September 20, 2005

/s/ Daniel G. Libarle* Daniel G. Libarle, Director	September 20, 2005

/s/ Rodger Offenbach* Rodger Offenbach, Director	September 20, 2005

/s/ Thomas L. Seavey* Thomas L. Seavey, Director	September 20, 2005

Charles W. Bennett, Director	September 20, 2005

/s/ Henry Hansel* Henry Hansel, Director	September 20, 2005

*By:	/s/ Daniel B. Steadman Daniel B. Steadman, Attorney-in-Fact	September 20, 2005

EXHIBIT INDEX

1.1	Form of Underwriting Agreement between the registrant and A.G. Edwards & Sons, Inc. (1)

2.1	Asset Purchase Agreement, dated as of September 10, 2003, between the registrant and Lindner Asset Management, Inc., as amended by First Amendment, dated as of January 19, 2004 (2)

2.2	Asset Purchase Agreement, dated as of March 15, 2005, between the registrant and Landis Associates LLC (3)

2.3	Asset Purchase Agreement, dated as of March 15, 2005, between the registrant and Michael L. Hershey (3)

3.1	Amended and Restated Articles of Incorporation (4)

3.2	Amended and Restated Bylaws (5)

5.1	Opinion on legality (6)

10.1	License Agreement, dated as of April 10, 2000, between Edward J. Hennessy Incorporated and Netfolio, Inc. (4)

10.2	Management Agreement, dated as of June 30, 2000, between Edward J. Hennessy Incorporated and The Hennessy Mutual Funds, Inc. (on behalf of the Cornerstone Growth Fund, Cornerstone Value Fund and Focus 30 Fund) (4)

10.3	Restated Investment Advisory Agreement, dated as of February 28, 2002, between the registrant and The Hennessy Funds, Inc. (on behalf of the Total Return Fund) (6)

10.4	Restated Investment Advisory Agreement, dated as of February 28, 2002, between the registrant and The Hennessy Funds, Inc. (on behalf of the Balanced Fund) (6)

10.5	Investment Advisory Agreement, dated as of July 1, 2005, between the registrant and Hennessy Funds Trust (on behalf of the Cornerstone Growth Fund, Series II) (6)

10.6	Servicing Agreement, dated as of October 1, 2002, between the registrant and The Hennessy Mutual Funds, Inc. (6)

10.7	Amendment to Servicing Agreement, dated as of June 30, 2005, between the registrant and The Hennessy Mutual Funds, Inc. with respect to the Focus 30 Fund (6)

10.8	Servicing Agreement, dated as of July 1, 2005, between the registrant and Hennessy Funds Trust (6)

10.9	Hennessy Advisors, Inc. 2001 Omnibus Plan (4)

10.9(a)	Form of Option Award Agreement (4)

10.9(b)	Amendment No. 1 to 2001 Omnibus Plan

10.10	Employment Agreement of Neil J. Hennessy (4)

10.11	Amended and Restated Loan Agreement between the registrant and U.S. Bank National Association, dated July 1, 2005 (6)

10.12	Non-Competition Agreement, dated as of March 15, 2005, between the registrant and Michael L. Hershey (3)

14.1	Code of Ethics, as amended November 3, 2004 (2)

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1) (6)

23.2	Consent of KPMG LLP (6)

23.3	Consent of Pisenti & Brinker LLP (6)

(1)	Filed herewith.
(2)	Incorporated by reference from the registrant’s Form 8-K filed on December 10, 2004.
(3)	Incorporated by reference from the registrant’s Form 10-QSB for the quarter ended March 31, 2005.
(4)	Incorporated by reference from the registrant’s Form SB-2 registration statement (SEC File No. 333-66970).
(5)	Incorporated by reference from the registrant’s Form 8-K filed on July 29, 2005.
(6)	Previously filed.